Exhibit 8.1

List of subsidiaries, VIEs and principal affiliated entities held by VIEs of the Registrant

Subsidiaries	Place of Incorporation

Four Seasons Education (Hong Kong) Limited	Hong Kong

Shanghai Fuxi Information Technology Service Co., Ltd.	PRC

Shanghai Shiji Human Resources Service Co., Ltd.	PRC

Variable interest entities	Place of Incorporation

Shanghai Four Seasons Education Investment Management Co., Ltd.	PRC

Shanghai Four Seasons Education and Training Co., Ltd.	PRC

VIEs’ subsidiaries	Place of Incorporation

Shanghai Tongfang Technology Further Education School	PRC

Taicang Four Seasons Education and Training Center	PRC

Jiangxi Four Seasons Investment Management Co., Ltd.	PRC

Anhui Four Seasons Education Consulting Co., Ltd.	PRC

Four Seasons Class Training Co., Ltd.	PRC

Taicang Four Seasons Education Technology Co., Ltd.	PRC

Shanghai Shane Education Consulting Co., Ltd.	PRC

Shanghai Shane English Training School	PRC

Shanghai Saxon English School	PRC

Suzhou Four Seasons Education Technology Co., Ltd.	PRC

Shanghai Four Seasons Youth Education Technology Co., Ltd.	PRC

Shanghai Jing'an Modern Art Culture Education School	PRC

Nanchang Honggutan New Area Four Seasons Training School	PRC

Changzhou Fuxi Education Technology Co., Ltd.	PRC

Wuxi Fuxi Education Consulting Co., Ltd.	PRC

Fujian Four Seasons Education Consulting Co., Ltd.	PRC

Shanghai Wupin Education Consulting Services Co., Ltd.	PRC

Shanghai Jing'an Yuancheng Education and Training Center	PRC

Shanghai Pinran Information Technology Co., Ltd.	PRC

Shenzhen Four Seasons Education and Training Co., Ltd.	PRC

Shanghai Juetai Technology Co., Ltd.	PRC

Shanghai Four Seasons Education Research Institute	PRC

Zhuji Four Seasons Training Center Co., Ltd.	PRC

Shanghai Jing'an Four Seasons Bridge Club	PRC

Siqiang (Shanghai) Consulting Management Co., Ltd.	PRC

Shenzhen Four Seasons Caina Education Technology Co., Ltd.	PRC

Taijie Investment Management (Shanghai) Co., Ltd.	PRC

Shanghai Fantasy Business Consulting Co., Ltd.	PRC

Shanghai Huangpu Fantasy Further Education School	PRC

Chongqing Jianzhi Education Information Consulting Co., Ltd.	PRC

Chongqing Jingzhan Math Training Center Co., Ltd.	PRC

Changzhou Tianning Four Seasons Training Center Co., Ltd.	PRC

Huai'an Four Seasons Art Training Co., Ltd.	PRC

Fuzhou Cangshan Four Seasons Training Center Co., Ltd.	PRC

Huangshan Four Seasons Research and Learning Education Development Co., Ltd.	PRC

Huangshan Four Seasons Education Development Co., Ltd.	PRC

Shanghai JPUE Information Service Co., Ltd.	PRC

Shenzhen Luohu District Four Seasons Caina Education and Training Center Co., Ltd.	PRC

Wuxi Four Seasons Education and Training Center Co., Ltd.	PRC